Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                          Miami, Florida  33158-7578
A Professional Association                          Telephone     (305) 274-1366
                                                       Facsimile  (305) 274-1368
                                                           E-mail info@uscpa.com
                                                          Internet www.uscpa.com


                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


      As independent public accountants, we hereby consent to the incorporation, by reference in this Form S-8 Registration Statement of our report dated March 19, 2005 included in the GlobeTel Communications Corp. (f/k/a American Diversified Group, Inc.) Form 10-KSB for the year ended December 31, 2004, and to all references to our Firm included in this Form S-8 Registration Statement.


/s/  Dohan and Company, CPA's, P.A.
-----------------------------------------------
DOHAN AND COMPANY, CPA's, P.A.
Certified Public Accountants

August 25, 2005


Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants              National and worldwide associations through
Private Companies and SEC Practice Sections                              agi ACCOUNTING GROUP INTERNATIONAL

CPA
The CPA, Never Underestimate The Value(R).